UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
April 26, 2011 (April 20, 2011)

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW, Suite 300 Duluth, GA	30097

(Address of principal executive offices)	(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 20, 2011, Asbury Automotive Group, Inc. (the "Company") held its Annual Meeting of Stockholders. The matters on which the stockholders voted were:

(i) for the election of four Class III directors to serve until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

(ii) the advisory vote on executive compensation;

(iii) the advisory vote on the frequency of the advisory vote on executive compensation, with the Company's Board of Directors recommending an annual frequency vote; and

(iv) the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2011.

The four nominees were elected, executive compensation was approved, the voting frequency of every year for the advisory vote on executive compensation was approved, and the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2011 was approved.

The voting results were as follows:

(1) The election of directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Juanita T. James	28,065,155	193,104	3,088,135
Vernon E. Jordan, Jr.	28,055,174	203,085	3,088,135
Eugene S. Katz	28,065,374	192,885	3,088,135
Craig T. Monaghan	28,070,374	187,885	3,088,135

(2) The advisory vote on the Company's executive compensation:

For	27,708,153
Against	437,128
Abstain	112,978
Broker Non-Votes	3,088,135

(3) The advisory vote on the frequency of the Company holding on an advisory vote on the Company's executive compensation:

1 Year	25,193,531
2 Years	413,449
3 Years	2,635,094
Asbtain	16,185
Broker Non-Votes	3,088,135

(4) The ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2011:

For	31,304,041
Against	38,642
Abstain	3,711
Broker Non-Votes	0

The Company has determined that it will hold an advisory vote to approve the compensation of its named executive officers every year until the next required vote on the frequency of the advisory vote on the compensation of the Company's named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: April 26, 2011	By:	/s/ Craig T. Monaghan
	Name:	Craig T. Monaghan
	Title:	President and Chief Executive Officer